EXHIBIT 10.1

AMENDED AND RESTATED ESCROW AGREEMENT

This Amended and Restated Escrow Agreement, dated as of June 18, 2007, is entered into by and among Cano Petroleum, Inc. (“Purchaser”), The Estate of Miles O’Loughlin and Scott White (each, a “Seller” and collectively, the “Sellers”) and The Bank of New York Trust Company, N.A., a national banking association, as escrow agent (“Escrow Agent”) (the “Amended and Restated Escrow Agreement”).  This Amended and Restated Escrow Agreement amends and represents the Escrow Agreement dated as of November 29, 2005 by and among the Purchaser, the Sellers and The Escrow Agent.

The Amended and Restated Escrow Agreement is the escrow agreement referred to as the “Cash Escrow Agreement” in the Stock Purchase Agreement dated as of November 29, 2005, (the “Purchase Agreement”) among  the Purchaser, W.O. Energy of Nevada, Inc. (“W.O.”),  and the Sellers. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1.                                       ESTABLISHMENT OF ESCROW

(a)                                  Purchaser previously deposited with Escrow Agent an amount equal to $2,000,000 in immediately available funds (as increased by any earnings thereon, the “Escrow Fund”).

(b)                                 Pursuant to the terms of the Modification and Tolling Agreement dated June 18, 2007 by and among the Purchaser, the Sellers, Leslie O’Loughlin and Jamie White, the Purchaser has agreed to release to the Sellers the Escrow Fund and the Sellers have agreed to deposit with the Escrow Agent 434,783 shares of common stock of the Purchaser owned by the Sellers (the “Escrow Shares”).  The Escrow Agent shall also receive (i) all cash, securities, dividends, increases, distributions and profits received from the Escrow Shares or in connection therewith, including distributions or payments in partial or complete liquidation or redemption, or as a result of reclassifications, readjustments, reorganizations or changes in the capital structure of the Purchaser; (ii) all dividends, and instruments and other property from time-to-time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Escrow Shares; (iii) all securities hereafter delivered to any Seller or the Escrow Agent in substitution of the foregoing, all certificates representing or evidencing such securities, and all cash, securities, instruments, documents, dividends, increases, distributions and profits received therefrom, and any other property at any time and from time-to-time received by, receivable by, otherwise distributed or delivered to any Seller or the Escrow Agent in respect of or in exchange for any or all of the property described; and (iv) all products and proceeds of the foregoing and all general intangibles and contract rights related thereto, including, without limitation, all revenues, distributions, dividends, property, registration rights, contract rights and other rights and interests that the Sellers are, or may hereafter become, entitled to receive as described in subsections (i) — (iv) above (all such Escrow Shares, certificates, securities, instruments, documents, increases, distributions, profits, intangibles, contract rights and other property being herein collectively called the “Stock Escrow Fund”).

(c)                                  Escrow Agent shall have physical possession of the certificates or instruments representing or evidencing the Stock Escrow Fund.  Sellers will deposit with Escrow Agent, along with the certificates or instruments representing or evidencing the Stock Escrow Fund, duly executed stock powers in blank.  In addition, Escrow Agent shall in connection with any required payments pursuant to this Amended and Restated Escrow Agreement have the right to exchange certificates or instruments representing the Stock Escrow Fund for certificates or instruments of smaller or larger denominations for any purpose consistent with its performance of this Amended and Restated Escrow Agreement.

(d)                                 At any time after the date of this Amended and Restated Escrow Agreement, the Sellers may jointly request the Escrow Agent in writing and the Purchaser shall join in the request (the “Substitution Request”) to release to the Sellers the amount of Escrow Shares equal to the Fair Value (as defined below) on the date of the Substitution Request of the amount of cash to be deposited with the Escrow Agent in substitution of such Escrow Shares.  Such cash that is deposited shall be considered part of the Stock Escrow Fund.  The Escrow Agent shall make such release to the Sellers within 3 business days of receiving the cash specified in the Substitution Request.

(e)                                  Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Stock Escrow Fund pursuant to the terms and conditions hereof.

2.                                       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS

Each Seller hereby jointly and severally represents, warrants and covenants that:

(a)                                  Each Seller will not sell, contract to sell, encumber or dispose of any of the Stock Escrow Fund or any interest therein until this Amended and Restated Escrow Agreement and the obligations hereunder have been satisfied pursuant to the terms hereof.

(b)                                 The deposit of the Stock Escrow Fund has been duly authorized by each Seller.  No consent of any other party is necessary if each Seller to perform its obligations hereunder, or if any such consent is required, such consent has been received.

(c)                                  Each Seller shall possess all voting rights pertaining to the Escrow Shares so long as no obligations of Seller under this Amended and Restated Escrow Agreement have occurred and are continuing.

(d)                                 Sellers are the record and beneficial owner of the Stock Escrow Fund, free and clear of all liens, claims and encumbrances and have full right, power and authority to enter into and perform their obligations under this Amended and Restated Escrow Agreement.

(e)                                  Each Seller will (i) from time-to-time, promptly execute and deliver to Escrow Agent all such stock certificates representing the Escrow Shares, stock power, assignments, supplemental writings, and all other items, and do all other acts or things as Escrow Agent may reasonably request regarding the Stock Escrow Fund; and (ii) promptly notify Escrow Agent of any claims action or proceedings affecting title to the Stock Escrow Fund, or any part thereof, and, at the request of the Escrow Agent, appear in and defend, at Seller’s expense, any such action or proceeding.

3.                                       RELEASE OF STOCK ESCROW FUND

(a)                                  At any time there remains any portion of the Stock Escrow Fund, upon a final determination of a claim by Purchaser pursuant to Article X of the Purchase Agreement (an “Agreed Escrow Payment”), Purchaser and Sellers shall provide a joint instruction to the Escrow

Agent (an “Agreed Escrow Payment Notice”) to release to Purchaser from the Stock Escrow Fund the Fair Value (as defined below) on the date of the Agreed Escrow Payment Notice necessary the equal the Agreed Escrow Payment.  Within 3 business days of receipt of an Agreed Escrow Payment Notice, Escrow Agent shall release to purchaser the Fair Value of the Agreed Escrow Payment from (and only to the extent of) the Stock Escrow Fund.  Fair Value of (i) any Escrow Shares on a per share basis shall be (a) if the Purchaser’s common stock is listed for trading on a national securities exchange or is quoted on the Nasdaq National Market or the Nasdaq Capital Market, then the current value per share shall be the average closing price of a Purchaser’s share of common stock over a 10-day period immediately preceding the measurement date; (b) if the Purchaser’s common stock is quoted on the over-the-counter market, then the current value per share shall be the average of the closing bid price and asked price over a 10-day period immediately preceding the measurement date; and (c) otherwise the fair market value of a Purchaser share of common stock on the measurement date as determined in good faith by the Board of Directors of the Purchaser; (ii) any other portion of the Stock Escrow Fund that is a security  on a per share or per tradable unit base shall be (a) if such security is listed for trading on a national securities exchange or is quoted on the Nasdaq National Market or the Nasdaq Capital Market, then the current value per share or other tradable unit shall be the average closing price of such a share or tradable unit over a 10-day period immediately preceding the measurement date; (b) if such security is quoted on the over-the-counter market, then the current value per share or tradable unit shall be the average of the closing bid price and asked price over a 10-day period immediately preceding the measurement date; and (c) otherwise the fair market value of the share or tradable unit on the measurement date as determined in good faith by the Board of Directors of the Purchaser; and (iii) any other portion of the Stock Escrow Fund that is not a security, the fair market value of such portion of the Stock Escrow Fund on the measurement date determined in good faith by the Board of Directors of the Purchaser.

(b)                                 Upon the later to occur of (i) the two (2) year anniversary of the Closing Date and (ii) the date of the full and final disposition of the OneOK Gas Litigation and all claims related thereto, whether on appeal or otherwise, the Purchaser shall give a written notice signed by the Purchaser (a “Release of Stock Escrow Fund Notice”) to Escrow Agent authorizing the Escrow Agent to release to Sellers the remaining aggregate amount of the Stock Escrow Fund (after taking into account any prior Agreed Escrow Payments) less the fair value on the date of the Release of Stock Escrow Fund Notice of the aggregate amount of all claims made by Purchaser pursuant to Article X of the Purchase Agreement that are still pending and have not been paid to Purchaser from the Stock Escrow Fund (the “Pending Claims”) (the aggregate remaining amount less the Pending Claims being the “Released Stock Escrow Fund”).  Within 3 business days of receipt of an Release of Stock Escrow Fund Notice, Escrow Agent shall pay to the Sellers, as a whole, the Fair Value on the Release of Stock Escrow Fund Notice from (and only to the extent of) the Stock Escrow Fund.

(c)                                  To the extent that after the Released Stock Escrow Fund is paid to Sellers there remains any amount in the Stock Escrow Fund due to Pending Claims and upon a final determination of any Pending Claims and the payment of all final Agreed Escrow Payments relating to such Pending Claims, there remains any amount in the Stock Escrow Fund (the “Final Released Amount”), the Purchaser shall give a written notice signed by the Purchaser (a “Final Release of Stock Escrow Fund Notice”) to Escrow Agent authorizing the Escrow Agent to release to Sellers the Final Released Amount.  Within 3 business days of receipt of a Final Release of Funds Notice, Escrow Agent shall release the Sellers, as a whole, the Final Released Amount from (and only to the extent of) the Stock Escrow Fund.

4.                                       TERMINATION OF ESCROW

Once the Stock Escrow Fund has been paid by the Escrow Agent in its entirety, this Escrow Agreement shall terminate.  Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of Escrow Agent.

5.                                       DUTIES OF ESCROW AGENT

(a)                                  Escrow Agent shall not be under any duty to give the Stock Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds.

(b)                                 Escrow Agent shall not be liable, except for its own negligence, gross negligence or willful misconduct and, except with respect to claims based upon such negligence, gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Amended and Restated Escrow Agreement.

(c)                                  Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it in connection herewith without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d)                                 Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Amended and Restated Escrow Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e)                                  Escrow Agent does not have any interest in the Stock Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. It is not acting in a fiduciary capacity. Any payments of income from this Stock Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification or non-resident alien certifications.  During the term of this Amended and Restated Escrow Agreement, Escrow Agent shall provide Purchaser and Sellers such information and reports concerning the Stock Escrow Fund as any of them may reasonably request.  Promptly after the termination of this Amended and Restated Escrow Agreement or the resignation of Escrow Agent,  Escrow Agent shall make an accounting of the Stock Escrow Fund to Purchaser and Sellers.  The fees and expenses of Escrow Agent with respect to such reports and accountings shall be borne by Purchaser and Sellers as provided in Section 5(j).

(f)                                    Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(g)                                 Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h)                                 Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Stock Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Amended and Restated Escrow Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Stock Escrow Fund until receipt of (i) a designation of successor Escrow Agent, (ii) a joint written disposition instruction by the other parties hereto or (iii) a final non-appealable order of a court of competent jurisdiction.

(i)                                     In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Stock Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Stock Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Stock Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Stock Escrow Fund, in which event Escrow Agent shall disburse the Stock Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

(j)                                     Purchaser and Sellers shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder $3,500 in the aggregate annually and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Except as specifically set forth above, any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Purchaser and 50% by Sellers.

(k)                                  Except as required by law, no printed or other matter in any language (including, without limitation,  prospectuses, notices, reports and promotional material) that mentions Escrow Agent’s name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless Escrow Agent shall first have given its specific written consent thereto.

(l)                                     The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

6.                                       LIMITED RESPONSIBILITY

This Amended and Restated Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Amended and Restated Escrow Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

7.                                       OWNERSHIP FOR TAX PURPOSES

Sellers agrees that, for purposes of federal and other taxes based on income, Sellers will be treated as the owner of the Stock Escrow Fund and that Sellers will report all income, if any, that is earned on, or derived from, the Stock Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.                                       NOTICES

All notices, consents, waivers and other communications under this Amended and Restated Escrow Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

To Buyer:

Cano Petroleum, Inc.

801 Cherry St., Suite 3200

Fort Worth, TX 76102

Attention:  James K. Teringo, Jr.

Facsimile No.:  817-698-0796

with copies to:

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, TX 75202

Attention:  W. Bruce Newsome

Facsimile No.:  214-200-0636

To Sellers:

Estate of Miles O’Loughlin

Scott White

Hwy 152 West

P.O. Box 960

Pampa, TX 79066

Facsimile No.:  806-665-1960

To the Escrow Agent:

The Bank Of New York Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL  32256

Attention: Corporate Trust; Harley Jeanty

Facsimile: (904) 645-1921

9.                                       JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Escrow Agreement may be brought against any of the parties in the courts of the State of Texas, County of Tarrant, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.                                 COUNTERPARTS

This Amended and Restated Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

11.                                 SECTION HEADINGS

The headings of sections in this Amended and Restated Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

12.                                 WAIVER

The rights and remedies of the parties to this Amended and Restated Escrow Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Amended and Restated Escrow Agreement or the documents referred to in this Amended and Restated Escrow Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out  of this Amended and Restated Escrow Agreement or the documents referred to in this Amended and Restated Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Amended and Restated Escrow Agreement or the documents referred to in this Amended and Restated Escrow Agreement.

13.                                 EXCLUSIVE AGREEMENT AND MODIFICATION

This Amended and Restated Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Amended and Restated Escrow Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Amended and Restated Escrow Agreement may not be amended except by a written agreement executed by Purchaser, Sellers and Escrow Agent.  Other than with respect to the escrow of the Stock Escrow Fund as set forth herein, nothing herein shall supersede or affect the rights and obligations of Purchaser, Sellers and their successors and assigns under the Purchase Agreement.

14.                                 GOVERNING LAW

This Amended and Restated Escrow Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of law principles.

* * * * *

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first written above.

BUYER

CANO PETROLEUM, INC., a Delaware corporation

By:	/s/ S. Jeffrey Johnson
	Name:	S. Jeffrey Johnson
	Title:	Chairman and Chief Executive Officer

SELLERS

ESTATE OF MILES O’LOUGHLIN

By:	/s/ Scott B. White
	Name:	Scott B. White
	Title:	Independent Executor

/s/ Scott White
Scott White

ESCROW AGENT

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Escrow Agent

By:	/s/Harley Jeanty
Harley Jeanty, Vice President